Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Medico International Inc. of our report dated November 13, 2015, relating to our audit of the combined financial statements of Smile Central Dental Group as of and for the period from inception (January 10, 2014) to December 31, 2014 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Accell Audit & Compliance, P.A.
 November 16, 2015